Exhibit 25.1

securities and exchange commission
Washington, D.C. 20549
__________________________

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)
_______________________________________________________

U.S. BANK  NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Melissa A. Rosal
U.S. Bank National Association
209 S. LaSalle Street, Suite 300
Chicago, Illinois 60604
(312) 325-8904
(Name, address and telephone number of agent for service)

Mercedes-Benz Auto Receivables Trusts
(Issuer with respect to the Securities)

Delaware	95-3477910
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

36455 Corporate Drive Farmington Hills, Michigan	48331
(Address of Principal Executive Offices)	(Zip Code)

Asset-Backed Notes
(Title of the Indenture Securities)

FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
  Yes

Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee.*

2. A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of June 30, 2009 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.
** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois on the 18th of August, 2009.

By:	/s/ Melissa A. Rosal
Melissa A. Rosal
Vice President

By:           /s/ Nancie J. Arvin
Nancie J. Arvin
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: August 18, 2009

By:	/s/ Melissa A. Rosal
Melissa A. Rosal
Vice President

By:           /s/ Nancie J. Arvin
Nancie J. Arvin
Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 6/30/2009

($000’s)

Assets	6/30/2009
Cash and Balances Due From	$6,526,915
Depository Institutions
Securities	38,971,863
Federal Funds	3,558,381
Loans & Lease Financing Receivables	180,342,925
Fixed Assets	4,176,818
Intangible Assets	12,451,763
Other Assets	14,416,029
Total Assets	$260,444,694

Liabilities
Deposits	$174,406,310
Fed Funds	11,988,123
Treasury Demand Notes	0
Trading Liabilities	385,470
Other Borrowed Money	34,999,265
Acceptances	0
Subordinated Notes and Debentures	7,779,967
Other Liabilities	6,530,991
Total Liabilities	$236,090,126

Equity
Minority Interest in Subsidiaries	$1,647,451
Common and Preferred Stock	18,200
Surplus	12,642,020
Undivided Profits	10,046,897
Total Equity Capita	$24,354,568

Total Liabilities and Equity Capital	$260,444,694

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:     /s/ Melissa A. Rosal
            Vice President

Date:  August 18, 2009